Exhibit (m) (v)

                        Illustration sample calculation


Illustrated contract owner:
         Male Issue Age 45 Standard, Face Amount $39,998, $10,000 planned initial premium

         Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%

Policy Value

Policy Value = [Beginning Policy Value - Monthly Deduction] x (Net Investment Factor)

Derivation of Annual Sub Account Rate of Return from Gross Rate of Return

         Net Sub Account Rate of Return = 11.13% = 12% Gross Sub Account Rate of Return - 0.87% Assumed Asset Charges*

              *Asset charges vary by sub account: Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available sub accounts. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made

Monthly Deduction = COI Deduction + Administrative Expense Charge + Tax Expense Charge + M&E Charge + Annual Maintenance Fee

For example, on the fifth policy anniversary for a Male Standard, issue age 45:

         COI Deduction = ( 0.0065/12) x ( Policy Value )
i.       End of year 4 Policy Value = $13,830.13
ii.      COI Deduction = (0.0065/12) x ( 13,830.13 ) = $7.49

         Administrative Expense Charge = ( 0.0025/12) x ( Policy Value ) |X| End
         of year 4 Policy Value = $13,830.13 |X| Administrative Expense Charge = (0.0025/12) x (13,830.13) = $2.88

         Tax Expense Charge = ( 0.0040/12 ) x (Policy Value) |X| End of year 4 Policy Value = $13,830.13 |X|
         Tax Expense Charge = (0.0040/12) x (13,830.13) = $4.61

         M&E Charge = ( 0.0090 / 12 ) x (Policy Value)

iii. End of year 4 Policy Value = $13,830.13

iv. M&E Charge = [ 0.0090/ 12 ] x (13,830.13) = $10.37 Maintenance Fee = $30 per year assessed at the end of the policy year

Monthly Deduction, year 5 month 1 = 7.49 + 2.88 + 4.61 + 10.37  = $25.35

Net Investment Factor

         The Net Investment Factor is calculated on every day in which the New
         York Stock Exchange is open The Net Investment Factor is defined in the contract as (1) divided by (2) where:

         (1) is the net result of:

b. the net asset value per share of the portfolio held in the sub account at the end of the current valuation period, plus
c. the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus
d. a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the sub account (no federal income taxes are applicable under present law).

         (2) is the net asset value per share of the portfolio held in the sub account at the end of the last prior valuation period.

For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 11.13% net annual effective rate of return:

         Monthly Net Investment Factor (Hypothetical) = (1.1113) ^ [(Number of Days in Month) / 365] Where:

i. ^ signifies "to the power of"
ii. A 365-day year is hypothetically assumed

For the end of month 1, Policy year 5:

         Net Investment Factor = (1.1113)^[ 31 / 365]  = 1.0090032

The following is a detailed representation of the interim policy value calculations during Policy Year 5:


 Policy     Month   Beginning      COI       Admin       Tax       M&E       Total        Value      Days    Monthly Net    Ending
  Year                Policy     Charge     Expense    Expense   Charge     Monthly       After       In     Investment     Policy
                      Value                  Charge     Charge             Deduction    Deduction    Month     Factor       Value
5          1        13,830.13     7.49        2.88       4.61    10.37       25.35     13,804.78    31       1.0090032    13,929.07
5          2        13,929.07     7.54        2.90       4.64    10.45       25.53     13,903.54    28       1.0081283    14,016.55
5          3        14,016.55     7.59        2.92       4.67    10.51       25.69     13,990.86    31       1.0090032    14,116.82
5          4        14,116.55     7.65        2.94       4.71    10.59       25.89     14,090.93    30       1.0087115    14,213.68
5          5        14,213.68     7.70        2.96       4.74    10.66       26.06     14,187.62    31       1.0090032    14,315.36
5          6        14,315.36     7.75        2.98       4.77    10.74       26.24     14,289.12    30       1.0087115    14,413.60
5          7        14,413.60     7.81        3.00       4.80    10.81       26.42     14,387.18    31       1.0090032    14,516.71
5          8        14,516.71     7.86        3.02       4.84    10.89       26.61     14,490.10    31       1.0090032    14,620.55
5          9        14,620.55     7.92        3.05       4.87    10.97       26.81     14,593.74    30       1.0087115    14,720.88
5          10       14,720.88     7.97        3.07       4.91    11.04       26.99     14,693.89    31       1.0090032    14,826.18
5          11       14,826.18     8.03        3.09       4.94    11.12       27.18     14,799.00    30       1.0087115    14,927.92
5          12       14,927.92     8.09        3.11       4.98    11.20       57.38     14,870.54    31       1.0090032    15,004.42


Surrender Value
         Surrender Charges are calculated as a Withdrawal Charge plus a Due and Unpaid Premium Tax Charge:

         The Surrender Charge is imposed on the amount of surrender in excess of the Free Withdrawal Amount. The Free Withdrawal Amount is equal to 15% of the initial single premium amount.

         Surrender Charge = (Initial Premium Amount ) x (1-Free Withdrawal Percentage) x (Withdrawal Charge Duration Percentage
         + Due and Unpaid Premium Tax Charge Duration Percentage)

         Surrender Charge = 10,000 x (1-.15) x (.0625+.0125) = $637.50

         Surrender Value = Policy Value - Surrender Charge

         Surrender Value, End of Year 5 = 15,004.42  - 637.50 = 14,366.92

         Death Benefits
         For death benefit Option 1, the death benefit equals the greater of:

e.       The face amount on the date of death, or
f.       The percentage of the policy value shown in the Compliance with Federal Laws Provision.

         For a Male contract owner of attained age 50, the percentage of the policy value in the Compliance with Federal Laws Provision is 185% Death Benefit, end of year 5 = the greater of

g.       Face Amount = $39,998, or
h.       185% x Policy Value = 1.85 x 15,004.42 = $27,758.18

         Death Benefit, end of year 5 = $39,998

How Calculations Vary for Other Contract Years
Monthly Deduction
Monthly COI rates decrease to (0.0055/12) in years 11 and after.
Tax Expense charge decreases to 0% in years 11 and after.


Surrender Value
Surrender Charge Percentage varies by Policy Year Surrender Charge Percentage is zero in years 10 and later
Surrender Charge Percentages for the illustrated contract owner in other contract years follow the schedule below:

           Policy Year       Surrender Charge
                                Percentage
                1                  100%
                2                  98%
                3                  95%
                4                  88%
                5                  75%
                6                  63%
                7                  50%
                8                  38%
                9                  25%
               10+                  0


Death Benefits
Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision (1) is the net result of:

i. the net asset value per share of the portfolio held in the sub account at the end of the current valuation period, plus j. the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus

k. a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the sub account (no federal income taxes are applicable under present law).

         (2) is the net asset value per share of the portfolio held in the sub account at the end of the last prior valuation period.

For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 11.13%
net annual effective rate of return:

         Monthly Net Investment Factor (Hypothetical) = (1.1113) ^ [(Number of Days in Month) / 365] Where:

i. ^ signifies "to the power of"
ii. A 365-day year is hypothetically assumed

For the end of month 1, Policy year 5:
         Net Investment Factor = (1.1113)^[ 31 / 365]  = 1.0090032

The following is a detailed representation of the interim policy value calculations during Policy Year 5:


 Policy     Month   Beginning      COI       Admin       Tax       M&E       Total        Value      Days    Monthly Net    Ending
  Year                Policy     Charge     Expense    Expense   Charge     Monthly       After       In     Investment     Policy
                      Value                  Charge     Charge             Deduction    Deduction    Month     Factor       Value
5          1        13,830.13     7.49        2.88       4.61    10.37       25.35     13,804.78    31       1.0090032    13,929.07
5          2        13,929.07     7.54        2.90       4.64    10.45       25.53     13,903.54    28       1.0081283    14,016.55
5          3        14,016.55     7.59        2.92       4.67    10.51       25.69     13,990.86    31       1.0090032    14,116.82
5          4        14,116.55     7.65        2.94       4.71    10.59       25.89     14,090.93    30       1.0087115    14,213.68
5          5        14,213.68     7.70        2.96       4.74    10.66       26.06     14,187.62    31       1.0090032    14,315.36
5          6        14,315.36     7.75        2.98       4.77    10.74       26.24     14,289.12    30       1.0087115    14,413.60
5          7        14,413.60     7.81        3.00       4.80    10.81       26.42     14,387.18    31       1.0090032    14,516.71
5          8        14,516.71     7.86        3.02       4.84    10.89       26.61     14,490.10    31       1.0090032    14,620.55
5          9        14,620.55     7.92        3.05       4.87    10.97       26.81     14,593.74    30       1.0087115    14,720.88
5          10       14,720.88     7.97        3.07       4.91    11.04       26.99     14,693.89    31       1.0090032    14,826.18
5          11       14,826.18     8.03        3.09       4.94    11.12       27.18     14,799.00    30       1.0087115    14,927.92
5          12       14,927.92     8.09        3.11       4.98    11.20       57.38     14,870.54    31       1.0090032    15,004.42



Surrender Value
         Surrender Charges are calculated as:

         (Initial Single Premium Amount) x (Surrender Charge Percentage) x (Surrender Charge Duration Percentage)

         The Surrender Charge Percentage for a Male Standard, Issue age 45 is 8.50%.

         The Surrender Charge Percentage for a Male Standard, Issue age 45, Policy Year 5 is 75%

         Surrender Charge = 10,000 x (.085) x (75%) = $637.50

         Surrender Value = Policy Value - Surrender Charge

         Surrender Value, End of Year 5 = 15,004.42  - 637.50 = 14,366.92

         Death Benefits
         For death benefit Option 1, the death benefit equals the greater of:

l.       The face amount on the date of death, or
m.       The percentage of the policy value shown in the Compliance with Federal Laws Provision.

         For a Male contract owner of attained age 50, the percentage of the policy value in the Compliance with
         Federal Laws Provision is 185% Death Benefit, end of year 5 = the greater of

n.       Face Amount = $39,998, or
o.       185% x Policy Value = 1.85 x 15,004.42 = $27,758.18

         Death Benefit, end of year 5 = $39,998

How Calculations Vary for Other Contract Years
Monthly Deduction
Monthly COI rates decrease to (0.0055/12) in years 11 and after. Tax Expense charge decreases to 0% in years 11 and after.


Surrender Value
Surrender Charge Percentage varies by Policy Year Surrender Charge Percentage is zero in years 10 and later
Surrender Charge Percentages for the illustrated contract owner in other contract years follow the schedule below:

           Policy Year       Surrender Charge
                                Percentage
                1                  100%
                2                  98%
                3                  95%
                4                  88%
                5                  75%
                6                  63%
                7                  50%
                8                  38%
                9                  25%
               10+                  0


Death Benefits
Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision